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Exhibit 10.37

THIRD AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

    This THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT ("Amendment") dated as of February 23, 2001, is made by and between WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, formerly known as Norwest Bank Minnesota, National Association ("Lender"), CHRISTOPHER & BANKS, INC., a Minnesota corporation, formerly known as Braun's Fashions, Inc. ("Borrower") and CHRISTOPHER & BANKS CORPORATION, a Delaware corporation, formerly known as Braun's Fashions Corporation ("Guarantor").

RECITALS

    The Borrower and the Lender have entered into that certain Amended and Restated Revolving Credit and Security Agreement dated as of March 15, 1999, as amended by that certain First Amendment to Amended and Restated Revolving Credit and Security Agreement dated September 17, 1999, and that certain Second Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of September 19, 2000, as the same may hereafter be amended, supplemented or restated from time to time ("Credit Agreement"). Capitalized terms used herein shall have the meanings given to them in the Credit Agreement unless otherwise specified.

    The Advances under the Credit Agreement are evidenced by the Amended and Restated Revolving Note dated as of March 15, 1999, in the maximum principal amount of Twelve Million Dollars ($12,000,000) payable to the order of the Lender ("Revolving Note").

    All indebtedness of the Borrower to the Lender is guaranteed pursuant to the terms of the Guaranty of Guarantor given for the benefit of Lender dated December 2, 1996 and secured pursuant to the terms of the Security Agreement of Guarantor given for the benefit of Lender dated December 2, 1996.

    The Borrower has requested that Lender (i) increase the amount available under the Credit Facility from Twelve Million Dollars ($12,000,000) to Eighteen Million Dollars ($18,000,000) and (ii) make certain other amendments to the Credit Agreement which the Lender is willing to make pursuant to the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, it is agreed as follows:

    1.  Definitions.

    a.
    The definition of Maximum Line set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

        "Maximum Line" means $18,000,000, unless said amount is reduced pursuant to Section 2.10, in which event it means the amount to which said amount is reduced.

    b.
    The definition of Borrowing Base set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

      "Borrowing Base" means, at any time the lessor of:

        (a) the Maximum Line; or

        (b) subject to change from time to time in the Lender's sole discretion with prior written or telefacsimile notice to the Borrower, the sum of:

          (i)  either (A) between June 1 and August 31 in any year, and so long as there are no outstanding Advances, 80% of the Eligible Apparel Inventory, or (B) at all other times, 70% of Eligible Apparel Inventory; and

          (ii) 50% of Eligible In-Transit Inventory.

    c.
    The definition of Eligible Accessories Inventory set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety.

    2.  Facility Fees. Section 2.7(b) of the Credit Agreement is deleted in its entirety and replaced as follows:

        (b) Facility Fees. Borrower shall pay to Lender a fee (the "Facility Fees") in an amount equal to one-quarter of one percent (0.25%) per annum of an amount equal to the average daily difference between the Aggregate Outstanding and Five Million Dollars ($5,000,000). To the extent the Aggregate Outstanding exceeds Five Million Dollars ($5,000,000) but is less than Seven Million Five Hundred Thousand Dollars ($7,500,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Seven Million Five Hundred Thousand Dollars ($7,500,000). To the extent the Aggregate Outstanding exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) but is less than Ten Million Dollars ($10,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Ten Million Dollars ($10,000,000). To the extent the Aggregate Outstanding exceeds Ten Million Dollars ($10,000,000) but is less than Twelve Million Five Hundred Thousand Dollars ($12,500,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Twelve Million Five Hundred Thousand Dollars ($12,500,000). To the extent the Aggregate Outstanding exceeds Twelve Million Five Hundred Thousand Dollars ($12,500,000) but is less than Fifteen Million Dollars ($15,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Fifteen Million Dollars ($15,000,000). To the extent the Aggregate Outstanding exceeds Fifteen Million Dollars ($15,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and the Maximum Line. Such fee shall be calculated monthly and paid in arrears commencing on the first Banking Day of the month immediately following execution of this Agreement and continuing on the first Banking Day of each month thereafter until Lender's commitment to extend the Credit has been terminated pursuant to Section 2.10 or Section 8.2(a). Borrower hereby authorizes Lender, to make an Advance, subject to Availability in an amount equal to the Facility Fees then due and payable and apply the same to the Facility Fees due.

    3.  Collateral Account. Section 3.3 of the Credit Agreement is deleted in its entirety and replaced as follows:

        Unless otherwise consented to by the Lender, Borrower will, forthwith upon receipt by Borrower of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts, the Receivables or other Collateral (except Advances made by the Lender and excess amounts referenced in the last sentence of this Section 3.3) paid over to Borrower by the Lender), deposit the same in a special Lender account (the "Collateral Account") with the Lender or such other bank or financial institution as the Lender shall consent, over which the Lender alone has power of withdrawal, and will, to the extent required by the Lender, designate with each such deposit the particular Accounts or other item of Collateral upon which the remittance was made. Borrower acknowledges that the maintenance of the Collateral Account is solely for the convenience of the Lender in facilitating its own operations, and Borrower does not and shall not have any right, title or interest in the Collateral Account or in the amounts at any time appearing to the credit thereof. Amounts deposited in the Collateral Account shall not bear interest. All deposits into the Collateral Account shall be applied to the outstanding principal balance, if any, of the Revolving Loan as such amounts are actually and finally collected as determined by the Lender. Said proceeds shall be deposited in precisely the form received except for Borrower's endorsement where necessary to permit collection of items, which endorsement Borrower agrees to make. Pending such deposit, Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for the Lender until deposit thereof is made in the Collateral Account. Upon payment in full in cash of all outstanding Obligations, the Lender will pay over to Borrower, daily, any excess amounts received by the Lender as payment or proceeds of Collateral, whether received by the Lender as a deposit in the Collateral Account or received by the Lender as a direct payment on any of the sums due hereunder.

    4.  Liens. Section 7.1 of the Credit Agreement is amended by (i) deleting the word "and" at the end of Subsection (f); (ii) deleting the period (.) at the end of Subsection (g) and replacing it with "; and"; and (iii) inserting the following new Subsection (h):

        (h) liens in favor of the Lender or the Lender's affiliates created after March 15, 1999.

        (i)  mortgages, deeds of trust, pledges, liens or security interests in that certain real property located at 2400 Xenium Lane North, Plymouth, Minnesota provided however, that Borrower shall first have obtained the prior written consent of the Lender, which consent shall not be unreasonably withheld, and provided that there is not an Event of Default.

    5.  Investments and Subsidiaries. Section 7.4(b) is deleted in its entirety and replaced with the following:

        (b) Borrower will provide Lender 30 days notice prior to the creation of any Subsidiary; provided further that such Subsidiaries shall immediately execute and deliver to Lender a guaranty in favor of the Lender, in form and substance satisfactory to the Lender, guaranteeing the Obligations of the Borrower.

    6.  Sale and Leaseback. Section 7.8 of the Credit Agreement is deleted in its entirety and replaced as follows:

        The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, however, that the Borrower may enter into such a transaction with respect to the real property on which its headquarters is presently located and with respect to any personal property related thereto.

    7.  Exhibit A. Exhibit A to the Credit Agreement is deleted in its entirety and replaced with the form of note attached hereto as Exhibit A ("Replacement Revolving Note").

    8.  Lender's Consent. The Lender hereby consents to the Borrower's deposit, upon receipt, of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts, the Receivables or other Collateral, in the Borrower's operating account number 6355035592. The Lender reserves the right to revoke its consent given pursuant to this paragraph 8 at any time that there shall exist an Event of Default or at any other time that Lender deems the Collateral to be insufficient to support the Obligations of the Borrower.

    9.  Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

    a.
    This Agreement, duly executed by the Borrower;

    b.
    The Replacement Revolving Note, duly executed by the Borrower;

    c.
    The Acknowledgment and Amendment of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor;

    d.
    A Certificate of Authority of the Borrower setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower, and setting forth (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment and (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate of Authority to be delivered;

    e.
    Such other matters as the Lender may require.

    10. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

    a.
    The Borrower has all requisite power and authority to execute this Amendment and the Replacement Revolving Note and to perform all of its obligations hereunder, and this Amendment and the Replacement Revolving Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting the rights of creditors generally.

    b.
    The execution, delivery and performance by the Borrower of this Amendment and the Replacement Revolving Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

    c.
    All of the representations and warranties contained in Article 5 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

    11. Note Modification. The Revolving Note is replaced by the Replacement Revolving Note. All references to the Revolving Note in the Credit Agreement or any other Loan Document shall hereafter be to the Replacement Revolving Note, and as may be further amended, modified, supplemented, restated or replaced pursuant to written agreement between the Lender and the Borrower. Except as amended hereby, the Revolving Note shall continue in full force and effect, and in accordance with its terms as originally executed.

    12. Affirmation of Outstanding Amounts. The Borrower hereby affirms that the outstanding principal balance of the Revolving Note, as of February 23, 2001, is $         , with accrued Interest of $         and the amount of outstanding Letters of Credit as of February 23, 2001 is $         .

    13. Reaffirmation of Representations and Warranties. All of the representations and warranties contained in Article 5 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

    14. Waiver. The execution of this Amendment, and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

    15. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

    16. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

    17. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Revolving Credit and Security Agreement to be duly executed as of the day and year first above written.

WELLS FARGO BANK MINNESOTA,		CHRISTOPHER & BANKS, INC., a
NATIONAL ASSOCIATION		Minnesota corporation
By:	/s/ Elizabeth S. Collins	By:	/s/ Andrew K. Moller
Name:	Elizabeth S. Collins	Name:	Andrew K. Moller
Title:	Vice President	Title:	Senior Vice President & CFO
CHRISTOPHER & BANKS CORPORATION, a Delaware corporation
		By:	/s/ Andrew K. Moller
		Name:	Andrew K. Moller
		Title:	Senior Vice President & CFO

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  Exhibit 10.37
THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT
RECITALS